Exhibit 8.1

[LETTERHEAD OF PERKINS COIE LLP]

March 2, 2016

Essex Property Trust, Inc.
1100 Park Place, Suite 200
San Mateo, California 94403

Re:	Qualification as Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to Essex Property Trust, Inc., a Maryland corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) by the Company and Essex Portfolio, L.P. (the “Operating Partnership”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus, by the Company of: (i) shares of common stock, par value $0.0001 per share, (ii) one or more series of preferred stock, par value $0.0001 per share, (iii) depositary shares representing preferred stock,1 (iv) guarantees by the Company of debt securities issued by the Operating Partnership, which may be issued in one or more series, (v) warrants or other rights, (vi) stock purchase contracts, (vii) debt securities, and (viii) units comprised of two or more of the foregoing.2  In addition, the registration will include the offering from time to time, as set forth in the Prospectus and one or more supplements to the Prospectus, by the Operating Partnership, an indeterminate amount of senior debt securities and subordinated debt securities.

You have requested our opinion regarding certain United States federal income tax considerations regarding the Company.  In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Registration Statement and the Prospectus, (ii) the certificate of the Company and certain of its affiliates (the “Tax Certificate”), and (iii) such other documents, certificates, records, statements and representations made by the Company as we have deemed necessary or appropriate as a basis for the opinion set forth below.  We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.

In addition, we have assumed, with your permission, (i)  that the statements and representations concerning the Company and its operations contained in the Registration Statement and the Prospectus and the statements and representations contained in the Tax Certificate are true, correct and complete and will remain true, correct and complete at all relevant times, (ii) the authenticity of original documents submitted to us and the conformity to the originals of documents submitted to us as copies and (iii) that any statement or representation contained in the Tax Certificate with the qualification “to the knowledge of” or “based on the belief of” or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

1 Each depository share will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depository receipt.

2 Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

Essex Property Trust, Inc.
March 2, 2016 Page 2

The opinion set forth herein is based on the Internal Revenue Code of 1986, as amended (the “Code”), legislative history, applicable U.S. Treasury Regulations (including proposed and temporary Treasury Regulations), judicial authority and administrative interpretations, all as in effect on the date of this opinion, and which are subject to change, possibly with retroactive effect, or are subject to different interpretations.  In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the Internal Revenue Service (the “Service”) or the courts.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Prospectus, we are of the opinion that:

(a)	commencing with its taxable year ended December 31, 2009 through its taxable year ended December 31, 2015, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT; and

(b)	the statements contained under the caption “Material Federal Income Tax Considerations” in the Prospectus, insofar as such statements constitute matters of law, summaries of U.S. federal income tax law or regulation or legal conclusions with respect thereto, have been reviewed by us, and constitute accurate summaries of, and fairly present, the matters described therein in all material respects.

This opinion is limited to the United States federal income tax matters described herein, and we express no opinion with respect to the applicability or effect of any other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.  Our opinion is not binding on the Service.  Hence, there can be no assurance that the Service will not assert that the Company does not qualify as a REIT, particularly because the determination of whether the Company qualifies as a REIT depends upon numerous factual issues as to which we are relying on representations of the Company.  We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

We hereby consent to the discussion of this opinion in the Registration Statement and the Prospectus, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Material Federal Income Tax Considerations” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP
Perkins Coie LLP